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                       ADDENDUM TO DISTRIBUTION AGREEMENT



          The Distribution Agreement, made the 30th day of September, 1992 between The GCG Trust (the "Trust"), a Massachusetts business trust having its principal place of business at 280 Park Avenue, New York, New York 10017, and Directed Services, Inc. ("DSI" or the "Distributor"), a New York corporation having its principal place of business at 280 Park Avenue, New York, New York 10017 (the "Agreement"), is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is dated as of the 29th day of December, 1995.




                                   WITNESSETH:


          WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, or limitations;

          WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future;

          WHEREAS, the Trust has established a new series designated as the Small Cap Series; and

          WHEREAS, the Trust desires to appoint DSI as Distributor for the Small Cap Series on the terms set forth in the Agreement and herein and the distributor is willing to accept such appointment.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

          In addition to its responsibilities as specified in the Agreement, the Trust hereby constitutes and appoints DSI as Distributor with respect to the Small Cap Series which, together with all other Series previously established by the Trust, shall be Series under the Agreement, subject to the terms and conditions as specified in the Agreement and this Addendum.

          This Addendum shall take effect with respect to the Small Cap Series as of the day the Series begins operations.

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          IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date indicated above.


                              THE GCG TRUST


                                   By:
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Attest


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Title                                 Title



                              DIRECTED SERVICES, INC.



                                   By:
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Attest


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Title                                 Title


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